                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): JULY 2, 2001



                         EQUITY OFFICE PROPERTIES TRUST
               (Exact Name of Registrant as Specified in Charter)



            MARYLAND                        001-13115                       36-4151656
  (State or Other Jurisdiction             (Commission                    (IRS Employer
       of Incorporation)                   File Number)               Identification Number)


         TWO NORTH RIVERSIDE PLAZA, SUITE 2100, CHICAGO, ILLINOIS                  60606
                 (Address of Principal Executive Offices)                        (Zip Code)


                                 (312) 466-3300
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       On July 2, 2001, Spieker Properties, L.P. was merged with and into EOP Operating Limited Partnership, which is referred to herein as the partnership merger, followed by the merger of Spieker Properties, Inc. with and into Equity Office Properties Trust, which is referred to herein as the REIT merger. Equity Office is the general partner of EOP Partnership. Upon completion of the mergers, Equity Office owned and operated a portfolio comprising approximately
137.1 million square feet of commercial real estate in 24 states and the District of Columbia.

       Under the terms of the merger agreement, as amended, in the partnership merger each outstanding Spieker Partnership unit was converted into 1.94462 class A units of EOP Partnership. EOP Partnership issued a total of approximately 148.7 million class A units in the partnership merger, including approximately 132.0 million class A units that were issued to Spieker, the general partner of Spieker Partnership. Immediately prior to the partnership merger, Spieker Partnership purchased 1,500,000 Spieker Partnership series D preferred units for a purchase price, including accrued but unpaid distributions, of approximately $71.2 million. As a result of this purchase and the redemption by Spieker on April 6, 2001 of the Spieker series A preferred shares, EOP Partnership and Equity Office determined to redesignate the series E, F and H preferred units to be issued in the partnership merger and the series E, F and H preferred shares to be issued in the REIT merger, as series D, E and F preferred units and series D, E and F preferred shares, respectively, as permitted under the merger agreement, as amended, to enable EOP Partnership and Equity Office to issue consecutively lettered series of preferred units and preferred shares. In the partnership merger, the Spieker series B preferred interest was exchanged for 4,250,000 EOP Partnership series D preferred units, the Spieker series C preferred interest was exchanged for 6,000,000 EOP Partnership series E preferred units and the Spieker series E preferred interest was exchanged for 4,000,000 EOP Partnership series F preferred units.

       In the REIT merger, Equity Office acquired approximately 132.0 million class A units of EOP Partnership owned by Spieker following the partnership merger, and each outstanding share of Spieker common stock was exchanged for $13.50 in cash, without interest, and 1.49586 Equity Office common shares. Each share of Spieker series B, series C and series E preferred stock was exchanged for one Equity Office series D, series E and series F preferred share, respectively. The aggregate consideration paid by Equity Office in the REIT merger consisted of approximately $916.4 million in cash, approximately 101.5 million Equity Office common shares, and the Equity Office series D, E and F preferred shares. Equity Office obtained the cash portion of the REIT merger consideration from EOP Partnership in exchange for approximately 30.5 million class A units previously owned by Equity Office prior to the partnership merger.

       After giving effect to the foregoing transactions, EOP Partnership had a total of approximately 469.0 million issued and outstanding class A units, of which approximately 87.8% were owned by Equity Office and the remainder were held by third parties, and 7,994,000 issued and outstanding series A preferred units, 5,990,000 issued and outstanding series B preferred units, 4,562,900 issued and outstanding series C preferred units, 4,250,000 issued and outstanding series D preferred units, 6,000,000 issued and outstanding series E preferred units and 4,000,000 issued and outstanding series F preferred units, all of which were owned by Equity Office.

       After giving effect to the foregoing transactions, Equity Office had a total of approximately 411.9 million issued and outstanding common shares, 7,994,000 issued and outstanding series A preferred shares, 5,990,000 series B convertible, cumulative preferred shares, 4,562,900 issued and outstanding series C preferred shares, 4,250,000 issued and outstanding series D preferred shares, 6,000,000 issued and outstanding series E preferred shares, and 4,000,000 issued and outstanding series F preferred shares.

       In connection with these transactions, EOP Partnership and its subsidiaries assumed approximately $2.1 billion of debt of Spieker Partnership and its subsidiaries, of which approximately $ 160.0 million is guaranteed by Equity Office. In addition, EOP Partnership recently closed a new $1 billion unsecured bridge loan credit facility which matures in June 2002. This facility, which has an interest rate of LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, is guaranteed by Equity Office. Equity Office and EOP Partnership have agreed, jointly and severally to pay a commitment fee of 20 basis points, or $2 million, if the new facility is not refinanced by October 30, 2001. After financing the estimated $1.187 billion of merger costs, including the approximately $916.4 million cash portion of the merger consideration payable to Spieker common stockholders, as of July 3, 2001, EOP Partnership had available borrowing capacity under its existing credit facility of approximately $983.2 million. The bridge loan credit facility was fully drawn upon at the closing of the REIT merger.

       In connection with the REIT merger, the Equity Office declaration of trust was amended to increase the maximum number of trustees from 15 to 16 to allow for the appointment of Warren E. Spieker, Jr., formerly chairman of the board of Spieker, and Craig G. Vought and John A. Foster, formerly co-Chief Executive Officers of Spieker, to the Equity Office board of trustees. Following the REIT merger, Messrs. Spieker, Vought and Foster will be appointed to the board of trustees with initial terms expiring in 2004, 2003 and 2002, respectively.

ITEM 5. OTHER EVENTS.

       In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Equity Office is filing as Exhibit 99.3 cautionary statements identifying important factors that could cause Equity Office's actual results to differ materially from those contained in forward-looking statements made by or on behalf of Equity Office. These statements replace and supersede prior cautionary statements filed by Equity Office to the extent that they are inconsistent with those statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

       Audited Consolidated Financial Statements of Spieker Properties, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 (incorporated by reference to pages 54 to 82 of Spieker Properties, Inc.'s 2000 Annual Report, as amended, on Form 10-K/A, File No. 001-12528, as filed with the SEC on June 6, 2001, and attached hereto as

Exhibit 99.1).

       Unaudited Condensed Consolidated Financial Statements of Spieker Properties, Inc. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (incorporated by reference to pages 3 to 14 of Spieker Properties, Inc.'s Form 10-Q for the quarter ended March 31, 2001, File No. 001-12528, as filed with the SEC on May 15, 2001, and attached hereto as Exhibit 99.2).

       (b)    PRO FORMA FINANCIAL INFORMATION.

       The required pro forma financial information is set forth below.

      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS RELATING
                     TO MERGER OF SPIEKER INTO EQUITY OFFICE

      The following table sets forth the unaudited pro forma condensed combined financial statements for Equity Office and Spieker as a combined entity, giving effect to the merger of Spieker into Equity Office as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined operating data are presented as if the merger of Spieker into Equity Office had been consummated on January 1, 2000. The unaudited pro forma condensed combined balance sheet data at March 31, 2001 are presented as if the merger of Spieker into Equity Office had occurred on March 31, 2001. In the opinion of management of Equity Office, all adjustments necessary to reflect the effects of these transactions have been made. The merger of Spieker into Equity Office was accounted for under the purchase method of accounting as provided by Accounting Principles Board Opinion No. 16.

      The pro forma financial information should be read together with the respective historical audited consolidated financial statements and financial statement notes of Equity Office and of Spieker. The unaudited pro forma statement of operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of operations of Equity Office and Spieker would have been for the period presented, nor does this statement of operations purport to represent the results of future periods.

                         EQUITY OFFICE PROPERTIES TRUST
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           MARCH 31, 2001 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                           EQUITY OFFICE           SPIEKER                                    EQUITY OFFICE
                                          PROPERTIES TRUST     PROPERTIES, INC.           MERGER             PROPERTIES TRUST
                                             HISTORICAL           HISTORICAL           ADJUSTMENTS(A)           PRO FORMA
                                          ----------------     ----------------        --------------        ----------------
ASSETS:
Investment in real estate, net..........     $16,612,557           $4,360,358            $2,821,918 (B)        $  23,794,833
Cash and cash equivalents...............          37,610               37,034                    -- (C)               74,644
Rent and other receivables..............         306,835               51,425               (41,245)(D)              317,015
Escrow deposits and restricted cash.....          45,131                   --                    --                   45,131
Investment in unconsolidated
  joint ventures........................       1,135,205               18,098                (1,938)(E)            1,151,365
Prepaid expenses and other
  assets, net...........................         585,960              147,871               (73,930)(F)              659,901
                                             -----------           ----------            ----------            -------------
TOTAL ASSETS............................     $18,723,298           $4,614,786            $2,704,805            $  26,042,889
                                             ===========           ==========            ==========            =============

LIABILITIES, MINORITY
   INTERESTS, REDEEMABLE
   COMMON SHARES AND
   SHAREHOLDER'S EQUITY:
Mortgage debt, net......................     $ 2,784,255           $   51,785            $       --            $   2,836,040
Unsecured notes, net....................       5,836,404            1,936,500               (18,500)(G)            7,754,404
Lines of Credit.........................          37,500               94,632             1,186,573 (H)            1,318,705
Distribution payable....................         160,679               55,178                    --                  215,857
Other liabilities.......................         596,574              210,101                    --                  806,675
                                             -----------           ----------            ----------            -------------

TOTAL LIABILITIES.......................       9,415,412            2,348,196             1,168,073               12,931,681
                                             -----------           ----------            ----------            -------------

Commitments and contingencies
Minority Interests
  EOP Partnership.......................         995,943              288,603               202,389 (I)            1,486,935
  Partially owned properties............         198,280                   --                    --                  198,280
                                             -----------           ----------            ----------            -------------

TOTAL MINORITY INTERESTS................       1,194,223              288,603               202,389                1,685,215
                                             -----------           ----------            ----------            -------------

                                EQUITY OFFICE                SPIEKER                                      EQUITY OFFICE
                               PROPERTIES TRUST         PROPERTIES, INC.            MERGER              PROPERTIES TRUST
                                  HISTORICAL               HISTORICAL           ADJUSTMENTS(A)              PRO FORMA
                               ----------------         ----------------        --------------          ----------------
REDEEMABLE COMMON
  SHARES.....................            54,122                       --                   --                     54,122
                                   ------------               ----------           ----------               -------------
Shareholders' Equity:
  Preferred shares...........           613,423                  368,373              (12,123)(J)                 969,673 (J)
  Common shares..............             3,073                        6                1,005 (K)                   4,084
  Additional paid in
    capital..................         7,443,045                1,609,608            1,345,461 (L)              10,398,114
                                   ------------               ----------           ----------               -------------
TOTAL SHAREHOLDERS'
   CAPITAL...................         8,059,541                1,977,987            1,334,343                  11,371,871
                                   ------------               ----------           ----------               -------------
TOTAL LIABILITIES,
  MINORITY INTERESTS,
  REDEEMABLE COMMON
  SHARES AND SHAREHOLDERS'
  EQUITY.....................       $18,723,298               $4,614,786           $2,704,805               $  26,042,889
                                   ============               ==========           ==========               =============

                         EQUITY OFFICE PROPERTIES TRUST
          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                  THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)



                                            EQUITY OFFICE           SPIEKER                                  EQUITY OFFICE
                                          PROPERTIES TRUST      PROPERTIES, INC.          MERGER            PROPERTIES TRUST
                                             HISTORICAL            HISTORICAL          ADJUSTMENTS(A)          PRO FORMA
                                          ----------------      ----------------       --------------       ----------------
REVENUES:
  Rental..............................      $    509,135             $158,348            $  4,601 (M)         $    672,084
  Tenant reimbursements...............            97,321               48,978                  --                  146,299
  Parking.............................            30,590                   --                  --                   30,590
  Other...............................            13,163                1,792                  --                   14,955
  Fee income..........................             2,172                  322                  --                    2,494
  Interest/dividends..................            10,835                  958                  --                   11,793
                                            ------------             --------            --------             ------------
      Total revenues..................           663,216              210,398               4,601                  878,215
                                            ------------             --------            --------             ------------
EXPENSES:
  Interest:
    Expense incurred..................           157,940               33,395              18,724 (N)              210,059
    Amortization of
      deferred financing costs........             1,326                  746                (746)(O)                1,326
  Depreciation........................           114,566               30,333              14,110 (P)              159,009
  Amortization........................             9,082                3,857              (3,857)(Q)                9,082
  Real estate taxes...................            76,662               12,889                  --                   89,551
  Insurance...........................             3,307                1,784                  --                    5,091
  Repairs and maintenance.............            65,600               17,094                  --                   82,694
  Property operating..................            69,022               22,990                  --                   92,012
  Ground rent.........................             3,081                   --                  --                    3,081
  General and administrative..........            25,639                7,639                  -- (R)               33,278
                                            ------------             --------            --------             ------------
      Total expenses..................           526,225              130,727              28,231                  685,183
                                            ------------             --------            --------             ------------
Income before allocation to minority
  interests, income from investment
  in unconsolidated joint ventures,
  net gain on sales of real estate and
  cumulative effect of a change in
  accounting principle................           136,991               79,671             (23,630)                 193,032
Minority Interests:
  EOP Partnership.....................           (16,282)             (12,116)              2,360 (S)              (26,038)
  Partially owned
    properties........................            (3,253)                  --                  --                   (3,253)
Income from investment in
  unconsolidated joint ventures.......            15,426                   --                  --                   15,426
Net gain on sales of real estate......                --               20,516                  --                   20,516
                                            ------------             --------            --------             ------------
Net income from
  continuing operations...............           132,882               88,071             (21,270)                 199,683
Preferred distributions...............           (10,884)              (8,317)                854 (T)              (18,347)
                                            ------------             --------            --------             ------------
Net income from continuing
  operations before extraordinary
  items and cumulative effect of a
  change in accounting principle
  available for common shares.........      $    121,998             $ 79,754            $(20,416)            $    181,336
                                            ============             ========            ========             ============
Net income from continuing
  operations before extraordinary
  items before cumulative effect of a
  change in accounting principle per
  weighted average common share
  outstanding--basic...................     $       0.40                                                      $       0.44 (U)
                                            ============                                                      ============
Weighted average common
  shares outstanding--basic............      306,971,084                                                       408,581,209
                                            ============                                                      ============
Net income from continuing operations
  before cumulative effect of a change
  in accounting principle per weighted
  average common share and common
  share equivalent outstanding--
  diluted..............................     $       0.39                                                      $       0.44 (U)
                                            ============                                                      ============
Weighted average common shares and
  common share equivalents
   outstanding--diluted................      351,400,853                                                       470,172,726
                                            ============                                                      ============

                         EQUITY OFFICE PROPERTIES TRUST
          PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
                    YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)

                                            EQUITY OFFICE           SPIEKER                                 EQUITY OFFICE
                                          PROPERTIES TRUST      PROPERTIES, INC.          MERGER           PROPERTIES TRUST
                                             HISTORICAL           HISTORICAL          ADJUSTMENTS(A)          PRO FORMA
                                          ----------------      ----------------      --------------       ----------------
REVENUES:
  Rental................................     $  1,732,799             $556,330          $  4,966 (M)        $  2,294,095
  Tenant reimbursements.................          324,193              188,169                --                 512,362
  Parking...............................          112,107                 --                  --                 112,107
  Other.................................           48,047                3,839                --                  51,886
  Fee income............................           10,931                1,535                --                  12,466
  Interest/dividends....................           36,166                3,963                --                  40,129
                                             ------------             --------          --------            ------------
      Total revenues....................        2,264,243              753,836             4,966               3,023,045
                                             ------------             --------          --------            ------------
EXPENSES:
  Interest:
    Expense incurred....................          525,787              130,773            74,895 (N)             731,455
    Amortization of deferred financing
      costs.............................            9,746                2,267            (2,267)(O)               9,746
  Depreciation..........................          399,768              123,027            56,438 (P)             579,233
  Amortization..........................           26,903               14,789           (14,789)(Q)              26,903
  Real estate taxes.....................          268,305               51,533                --                 319,838
  Insurance.............................           12,214                5,666                --                  17,880
  Repairs and maintenance...............          234,986               65,618                --                 300,604
  Property operating....................          238,490               91,478                --                 329,968
  Ground rent...........................           10,012                   --                --                  10,012
  General and administrative............           91,415               28,822                -- (R)             120,237
                                             ------------             --------          --------            ------------
      Total expenses....................        1,817,626              513,973           114,277               2,445,876
                                             ------------             --------          --------            ------------
Income before allocation to
  minority interests, income
  from investment in unconsolidated
  joint ventures, net gain on sales of
  real estate and extraordinary items...          446,617              239,863          (109,311)                577,169
Minority Interests:
  EOP Partnership.......................          (59,376)             (46,450)           12,140 (S)             (93,686)
  Partially owned properties............           (6,843)                  --                --                  (6,843)
Income from investment in unconsolidated
  joint ventures........................           56,251                   --                --                  56,251
Net gain on sales of real estate........           36,013              140,051                --                 176,064
                                             ------------             --------          --------            ------------
Net income from continuing operations...          472,662              333,464           (97,171)                708,955
Put option settlement...................           (2,576)                  --                --                  (2,576)
Preferred distributions.................          (43,348)             (33,269)            3,415 (T)             (73,202)
                                             ------------             --------          --------            ------------
Net income from continuing operations
   before extraordinary items available
   for common shares....................     $    426,738             $300,195          $(93,756)           $    633,177
                                             ============             ========          ========            ============

Net income from continuing operations
  before extraordinary items per
  weighted average common share
  outstanding--basic....................     $       1.54                                                   $       1.67 (U)
                                             ============                                                   ============
Weighted average common shares
  outstanding--basic....................      277,186,733                                                    378,765,944
                                             ============                                                   ============
Net income from continuing operations
  before extraordinary items per
  weighted average common share and
  common share equivalent
  outstanding--diluted..................     $       1.53                                                   $       1.66 (U)
                                             ============                                                   ============
Weighted average common shares and
  common share equivalents
   outstanding--diluted.................      318,997,407                                                    437,738,366
                                             ============                                                   ============

-------------
(A) Represents adjustments to record the merger between Equity Office and Spieker based upon a purchase price of approximately $7.3 billion and a market value of $29.2945 per share of Equity Office's common shares. The calculation of the merger acquisition cost is as follows:

        Issuance of 100.5 million Equity Office common shares based on a 1.49586 exchange ratio in exchange for 67.2  million shares of Spieker common stock (see
          Note I)..............................................................................        $2,944,326
        Issuance of 17.2 million EOP Partnership redeemable units based on a 1.94462 exchange ratio in exchange for 8.8  million units of Spieker Partnership (see
          Note I)..............................................................................           502,746
        Payment of $13.50 per share of Spieker common stock outstanding........................           907,072
        Issuance of 4,250,000 9.45% series D preferred shares of Equity Office in
          exchange for 4,250,000 9.45% series B preferred stock of Spieker.....................           106,250
        Issuance of 6,000,000 7.875% series E preferred shares of Equity Office in
          exchange for 6,000,000 7.875% series C preferred stock of Spieker....................           150,000
        Issuance of 4,000,000 8.0% series F preferred shares of Equity Office in exchange
          for 4,000,000 8.00% series E preferred stock of Spieker..............................           100,000
        Assumption of Spieker's total liabilities..............................................         2,348,196
        Adjustment to Spieker's unsecured notes to reflect fair value (see Note G).............           (18,500)
        Assumed borrowing by Spieker to redeem the Spieker Partnership series D preferred
          units prior to the merger............................................................            69,750
        Payment to Spieker stock option holders to redeem 5,630,879 stock options at
          $58.50 each less the weighted average exercise price of $34.78 per option plus an additional $2.2 million for employer's share of social security tax on the
          redemption amounts (assumes all option holders accept the cash tender offer).........           135,821
        Merger costs (see calculation below)...................................................            73,930
                                                                                                       ----------
        Total merger acquisition cost..........................................................        $7,319,591
                                                                                                       ==========

     The following is a calculation of estimated merger costs:

        Employee termination costs.............................................................        $   40,955
        Investment advisory fees...............................................................            15,000
        Transfer taxes.........................................................................             5,000
        Legal, accounting and other fees.......................................................            12,975
                                                                                                       ----------
              Total merger costs...............................................................        $   73,930
                                                                                                       ==========

(B) Represents the increase over Spieker's investment in real estate based upon the merger acquisition cost to reflect the allocation to other tangible assets of Spieker being acquired:

        Merger acquisition cost (see Note A)...................................................        $7,319,591
                                                                                                       ----------
        Less basis of Spieker's net assets acquired:
          Investment in real estate, net.......................................................         4,360,358
          Cash and cash equivalents............................................................            37,034
          Rents and other receivables (excluding $41.2 million of deferred rents
            receivable)........................................................................            10,180

           Investment in unconsolidated joint ventures (excluding $1.9 million relating
            to Spieker Northwest, Inc. (see Note  E)) .....................................          16,160
           Prepaid expenses and other assets (excluding $73.9  million of deferred
            leasing and financing costs (see Note  F)) ....................................          73,941
                                                                                                 ----------
                   Subtotal ...............................................................       4,497,673
                                                                                                 ----------
         Adjustment to record fair value of Spieker's investment in real estate, net ......      $2,821,918
                                                                                                 ==========

(C) There was no change in cash and cash equivalents as a result of the following transactions:

         Borrowing on a bridge loan credit facility and the current line of credit to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker
           Partnership series D preferred units and the merger costs (see Note  H) ....          $1,186,573

         Less cash portion of merger consideration, the redemption of all outstanding
           Spieker stock options, the redemption of all Spieker Partnership series D
           preferred units and the merger costs (see Note A) ..........................          (1,186,573)
                                                                                                 ----------
           Net adjustment to cash and cash equivalents .................................         $       --
                                                                                                 ==========

(D) Represents the elimination of Spieker's deferred rent receivable of $41.2 million, which arose from the historical straight lining of rental revenue.

(E) Adjustment to consolidate Spieker Northwest, Inc. as a result of the acquisition of 100% of its voting stock and 5% of its non-voting capital stock by Equity Office Properties Management Corp., a wholly owned subsidiary of EOP Partnership, for approximately $0.2 million. In addition to third party management contracts, which are expected to terminate at the closing of the mergers, Spieker Northwest, Inc. owns 85,114 square feet of office and industrial property, which had total revenues of $0.9 million for the year ended December 31, 2000 and $0.3 million for the three months ended March 31, 2001. The $0.2 million purchase price for Spieker Northwest, Inc. is included in the total merger cost of $73.9 million and has been allocated to investment in real estate, net (See Note A). The $1.9 million adjustment represents Spieker's historical equity investment in Spieker Northwest, Inc. The adjustment to the pro forma balance sheet as a result of the acquisition of Spieker Northwest, Inc. is as follows:

                 Investment in real estate, net (see Note B) ............................      $ 2,140
                 Investment in unconsolidated joint ventures ............................      $(1,938)
                 Lines of credit (See Notes A and C) ....................................      $  (202)

(F) Represents an adjustment to write-off Spieker's deferred financing and leasing costs of $73.9 million, which were not assigned any value in the allocation of the merger acquisition cost.

(G)  To adjust Spieker's unsecured notes to fair value.

(H) To reflect borrowings on EOP Partnership's credit facilities to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D preferred units and the merger costs as follows:

         Cash portion of merger consideration (see Note A) ..................................  $  907,072
         Payment to Spieker stock option holders to redeem all outstanding Spieker stock
            options (see Note A) ............................................................     135,821
         Merger costs (see Note A) ..........................................................      73,930
         Redemption of all Spieker Partnership series D preferred units prior to the
            merger (see Note A) .............................................................      69,750
                                                                                               ----------
           Borrowings on credit facilities .................................................   $1,186,573
                                                                                               ==========

          EOP Partnership entered into a $1.0 billion principal amount bridge loan credit facility prior to the closing of the merger, which bears interest at LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, and matures in 364 days from the date of funding of the bridge loan credit facility. Equity Office has guaranteed all outstanding obligations under the bridge loan credit facility. The proceeds from the issuance of the notes in this offering will be used to repay the bridge loan facility. EOP Partnership and Equity Office have agreed, jointly and severally, to pay a commitment fee of 20 basis points, or $2.0 million, if the bridge loan credit facility is not refinanced within 120 days from the date of funding. See Note N. EOP Partnership's line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003.

(I) To adjust common minority interests in EOP Partnership to reflect the merger as follows:


          Equity Office historical common shareholders' equity, minority interests in
             EOP Partnership and redeemable common stock................................ $ 8,496,183
          Spieker historical common shareholders' equity and minority interests in
             Spieker Partnership........................................................   1,898,217
          Pro forma adjustments to common shareholders' equity..........................   1,548,855
                                                                                          -----------
             Total......................................................................  11,943,255
          Minority interests ownership percentage of EOP Partnership after the merger
             as of March 31, 2001 (see below)...........................................       12.45%
                                                                                          -----------
          Minority interest ownership of EOP Partnership after the merger...............   1,486,935
          Less historical minority interest ownership of EOP Partnership prior to the
             merger.....................................................................    (995,943)
          Less historical minority interest ownership of Spieker Partnership prior to
             the merger.................................................................    (288,603)
                                                                                          -----------
          Adjustment to minority interest ownership of EOP Partnership to reflect the merger..................................................................  $  202,389
                                                                                          ===========

     The 12.45% minority interest of EOP Partnership is calculated as follows:

                                            SHARES               UNITS                    SHARES AND UNITS
                                          ------------      ---------------            ----------------------
Shares of Spieker common stock
   and Spieker Partnership units
   outstanding at March 31, 2001 ......    65,971,027           8,825,245                      74,796,272
Add conversion of Spieker
   series A preferred stock to
   Spieker common stock ...............     1,219,512                  --                       1,219,512
                                          -----------        ------------                   -------------
  Total Spieker common stock and
     Spieker Partnership units
     outstanding at March 31,
     2001 .............................    67,190,539           8,825,245                      76,015,784
                                                                                            =============
Conversion rate to Equity Office
   common shares and EOP
   Partnership units ..................       1.49586             1.94462
                                          -----------        ------------
Equity Office common shares and
   EOP Partnership redeemable
   units to be issued in the
   partnership merger on
   March 31, 2001......................   100,507,640          17,161,748                     117,669,388

                                            SHARES              UNITS                    SHARES AND UNITS
                                         -----------         ----------                --------------------
Equity Office common shares,
   redeemable common shares and
   EOP Partnership
   redeemable units outstanding at
   March 31, 2001 (1)..............       309,016,219          41,056,246                     350,072,465
                                          -----------          ----------                  --------------
Equity Office common shares,
   redeemable common shares and
   EOP Partnership redeemable
   units outstanding after the
   merger on March 31, 2001........       409,523,859          58,217,994                     467,741,853
                                          ===========          ==========                  ==============
Minority interests ownership
   percentage of EOP Partnership
   as of March 31, 2001............            12.45%
                                          ===========
Equity Office ownership
   percentage of EOP Partnership
   as of March 31, 2001............            87.55%
                                          ===========

     ------------
     (1) Equity Office has approximately 1.7 million common shares outstanding that are redeemable at $31.50 per share. Equity Office is not subject to any sinking fund requirements pertaining to these redeemable shares.

(J) To record the issuance of Equity Office preferred shares in exchange for Spieker preferred shares:


         Issuance of Equity Office series D preferred shares...................  $  106,250
         Issuance of Equity Office series E preferred shares...................     150,000
         Issuance of Equity Office series F preferred shares...................     100,000
                                                                                    -------
           Total Equity Office preferred shares................................     356,250
                                                                                    -------
         Spieker series A preferred shares.....................................      23,949
         Spieker series B preferred shares.....................................     102,064
         Spieker series C preferred shares.....................................     145,959
         Spieker series E preferred shares.....................................      96,401
                                                                                    -------
           Total Spieker preferred shares outstanding prior to the merger......     368,373
                                                                                    -------
           Total adjustment to preferred shares................................  $  (12,123)
                                                                                    =======

     Listed below is a summary of Equity Office's preferred shares that were outstanding after the merger. The preferred share holders are entitled to receive, when and as authorized by Equity Office, cumulative preferential cash distributions.

     Equity Office may redeem the preferred shares at certain dates in whole or in part at a cash redemption price equal to the redemption preference plus all accrued unpaid dividends to the date fixed for redemption.


                                                                   QUARTERLY
                     ANNUAL      LIQUIDATION        CURRENT       DISTRIBUTION                   EQUITY OFFICE'S VOLUNTARY
                  DISTRIBUTION    PREFERENCE        BALANCE          AMOUNT        DISTRIBUTION          REDEMPTION
  SERIES              RATE        PER SHARE       OUTSTANDING       PER SHARE       FREQUENCY              DATE(2)
  ------              ----        ---------       -----------       ---------       ---------    -------------------------
A.............      8.98%         $ 25.00         $ 199,850        $   .56125       Quarterly       on or after 6/15/2002
B(1)..........      5.25%         $ 50.00         $ 300,000        $   .65625       Quarterly    2/15/2003 through 2/15/2008
C.............     8.625%         $ 25.00         $ 114,073        $ .5390625       Quarterly       on or after 12/8/2003
                                                                                                     anytime at Equity Office's
D.............     9.452%         $ 25.00         $ 106,250        $  .590625       Quarterly               option
E.............     7.875%         $ 25.00         $ 150,000        $ .4921875       Quarterly        on or after 10/10/02
F.............       8.0%         $ 25.00         $ 100,000        $      .50       Quarterly         on or after 6/4/03

                                         MATURITY
SERIES                                     DATE
------                                   --------
A.........................               Perpetual
B(1)......................                 2/15/08
C.........................               Perpetual
D.........................               Perpetual
E.........................               Perpetual
F.........................               Perpetual


----------------

     (1) The Series B Preferred Shares are convertible at any time by the holder into Equity Office common shares at a conversion price of $35.70 per share. These shares are non-callable for five years with a mandatory call on February 15, 2008.
     (2) Equity Office is not subject to any sinking fund requirements pertaining to these preferred shares.

(K) To record the par value of 100.5 million Equity Office common shares issued to Spieker common stockholders.

(L) To reflect the net increase in additional paid in capital associated with the merger as follows:

Issuance of 100.5 million Equity Office common shares based on a 1.49586 conversion ratio in exchange for 67.2 million shares of Spieker common
   stock (see Note I) ...........................................................     $ 2,944,326
Issuance of 17.2 million EOP Partnership units based on a 1.94462 exchange rate in exchange for 8.8 million units of Spieker Partnership (see
   Note I) ......................................................................         502,746
Less par value of Equity Office common shares issued to Spieker common
   stockholders (see Note K) ....................................................          (1,005)
Adjustment to minority interests in EOP Partnership (see Note I) ................        (202,389)
Less historical minority interests in the ownership of Spieker Partnership ......        (288,603)
Less Spieker's historical additional paid in capital ............................      (1,609,614)
                                                                                      -----------
  Net increase in paid in capital ...............................................     $ 1,345,461
                                                                                      ===========

(M) To reflect the adjustment for the straight-line effect of scheduled rent increases.

(N) To reflect the additional interest expense incurred from borrowing on a bridge loan credit facility and the line of credit to finance the cash portion of the merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D Preferred units and the merger costs and amortization of the mark-to-market adjustment for the unsecured notes:


Borrowing from bridge loan credit facility............................................   $ 1,000,000
Borrowing from line of credit.........................................................       186,573
                                                                                         -----------
Cash portion of merger consideration, the redemption of all outstanding Spieker stock options, the redemption of all Spieker Partnership series D Preferred
   units and the merger costs (see Note H)............................................     1,186,573
Effective interest rate...............................................................          6.31%
                                                                                         -----------
Additional annual interest expense....................................................        74,873
Amortization of $18.5 million mark-to-market adjustment (see Note G)..................            22
                                                                                         -----------
Adjustment to annual interest expense.................................................   $    74,895
                                                                                         -----------
Adjustment to quarterly interest expense..............................................   $    18,724
                                                                                         ===========


          The line of credit bears interest at LIBOR plus 60 basis points plus an annual facility fee of 20 basis points and matures in June 2003. As of March 31, 2001, the available borrowing capacity on this facility was approximately $962 million. EOP Partnership entered into a $1.0 billion principal amount bridge loan credit facility prior to the closing of the merger, bearing interest at LIBOR plus 80 basis points, subject to EOP Partnership's credit rating, and maturing in 364 days from date of funding of the bridge loan credit facility. The effective interest rate of 6.31% represents the LIBOR rate as of March 31, 2001, plus 80 basis points, which is the effective rate on the line of credit as well as the bridge loan credit facility. Equity Office has guaranteed all outstanding obligations under the bridge loan credit facility. The proceeds from the issuance of the notes in this offering will be used to repay the bridge loan credit facility. EOP Partnership and Equity Office have agreed, jointly and severally, to pay a commitment fee of 20 basis points, or $2.0 million, if the bridge loan credit facility is not refinanced within 120 days from the date of funding. EOP Partnership anticipates incurring higher interest costs on the replacement indebtedness due to higher interest costs of longer-term debt.

          Since the interest rate on the bridge loan credit facility and the current line of credit is based on a spread over LIBOR the rates will periodically change. If the interest rate on these credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to annual interest expense if interest rate increases
   12.5 basis points.....................................................  $  1,483
                                                                           ========
Adjustment to annual interest expense if interest rate decreases
   12.5 basis points.....................................................  $ (1,483)
                                                                           ========
Adjustment to quarterly interest expense if interest rate increases
   12.5 basis points.....................................................  $    371
                                                                           ========
Adjustment to quarterly interest expense if interest rate decreases
   12.5 basis points.....................................................  $   (371)
                                                                           ========


(O) To reverse Spieker's historical amortization of deferred financing costs due to the write-off of deferred financing costs as a result of the merger (see Note F).

(P) To reflect additional depreciation expense related to the adjustment to the investment in real estate as follows:


Adjustment to investment in real estate (see Note B)...............................  $ 2,821,918
Portion allocated to building and improvements.....................................           80%
                                                                                     -----------
Adjustment to the depreciable basis of Spieker's investment in real estate, net....  $ 2,257,534
                                                                                     ===========
Additional annual depreciation expense based on an estimated useful life of
   40 years........................................................................  $    56,438
                                                                                     ===========
Additional quarterly depreciation expense based on an estimated useful life of
   40 years........................................................................  $    14,110
                                                                                     ===========


(Q) To reverse Spieker's historical amortization of deferred lease commissions due to the write-off of deferred lease commissions as a result of the merger (see Note F).

(R) Management has estimated that there will be a reduction of general and administrative expenses as a result of the merger of approximately 50% to 60% on a pro forma basis. The general and administrative expense savings have not been included in the pro forma condensed combined statements of operations. There can be no assurance that Equity Office will be successful in realizing such anticipated cost savings.

(S) To adjust the minority interests income allocation to EOP Partnership for the three months ended March 31, 2001 to 12.56% and for the year ended December 31, 2000 to 12.89% as if the merger had occurred on January 1, 2000, and the Equity Office common shares and EOP Partnership units to be issued in the merger were issued on January 1, 2000. The minority interest income allocation to EOP Partnership for each period is calculated based on the weighted average number of EOP Partnership units outstanding during the period divided by the sum of the weighted average number of Equity Office common shares and EOP Partnership units outstanding during the period. Issuance of additional common shares and units changes the ownership interests of both the minority interests and Equity Office.

(T) Adjustment to eliminate the dividend on the Spieker series A preferred stock which was converted into shares of Spieker common stock on April 6, 2001.

(U) The following table sets forth the computation of basic earnings per common share and diluted earnings per common share and common share equivalent:


                                                                     FOR THE THREE MONTHS                FOR THE YEAR ENDED
                                                                     ENDED MARCH 31, 2001                 DECEMBER 31, 2000
                                                                     --------------------                 -----------------
NUMERATOR                                                      HISTORICAL             PRO FORMA       HISTORICAL        PRO FORMA
                                                               ----------             ---------       ----------        ---------
Net income from continuing operations before gain on
   sales of real estate .................................  $      121,998         $      160,820   $      392,198     $   457,113
Gain on sales of real estate (excluding allocation to
   minority interests in partially owned properties of
   $1,473 for the year ended December 31, 2000) .........              --                 20,516           34,540         176,064
                                                           --------------         --------------   --------------     -----------
Numerator for basic earnings per share-- net income from
   continuing operations available for common shares ....         121,998                181,336          426,738         633,177
Minority interest in EOP Partnership ....................          16,282                 26,038           59,376          93,686
                                                           --------------         --------------   --------------     -----------
Numerator for diluted earnings per share-- net income
   from continuing operations available for common
   shares and common share equivalents ..................  $      138,280         $      207,374   $      486,114     $   726,863
                                                           ==============         ==============   ==============     ===========
DENOMINATOR
Denominator for basic earnings per common share--
   weighted average common shares outstanding ...........     306,971,084            408,581,209      277,186,733     378,765,944
                                                           --------------         --------------   --------------     -----------
Denominator for diluted earnings per common share and
   common share equivalent-- weighted average common
   shares and common share equivalents outstanding ......     351,400,853            470,172,726      318,997,407     437,738,366
                                                           ==============         ==============   ==============     ===========

                                                                         FOR THE THREE MONTHS              FOR THE YEAR ENDED
                                                                         ENDED MARCH 31, 2001              DECEMBER 31, 2000
                                                                         --------------------              -----------------
NUMERATOR                                                               HISTORICAL     PRO FORMA     HISTORICAL           PRO FORMA
                                                                        ----------     ---------     ----------           ---------
BASIC EARNINGS AVAILABLE FOR COMMON SHARES PER WEIGHTED
   AVERAGE COMMON SHARE:
Net income from continuing operations before gain on sales of real
   estate, net of minority interests....................................  $  .40         $ .40        $   1.43              $  1.27
Gain on sales of real estate, net of minority interests.................      --           .04             .11                  .40
                                                                          ------         -----        --------              -------
Net income from continuing operations...................................  $  .40         $ .44        $   1.54              $  1.67
                                                                          ======         =====        ========              =======
DILUTED EARNINGS AVAILABLE FOR COMMON SHARES AND COMMON SHARE
   EQUIVALENTS PER WEIGHTED AVERAGE COMMON SHARE AND COMMON
   SHARE EQUIVALENT:
Net income from continuing operations before gain on sales of real
   estate...............................................................  $  .39         $ .40        $   1.42              $  1.26
Gain on sales of real estate............................................      --           .04             .11                  .40
                                                                          ------         -----        --------              -------
Net income from continuing operations...................................  $  .39         $ .44        $   1.53              $  1.66
                                                                          ======         =====        ========              =======

       (c)    EXHIBITS


  EXHIBIT NO.                         EXHIBIT DESCRIPTION
  -----------                         -------------------

     2.1 Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership (incorporated by reference to Annex A to the joint proxy statement/prospectus included in Equity
                 Office's Registration Statement on Form S-4, as amended,
                 File No. 333-57526, as filed with the SEC on June 6, 2001)

     23.1        Consent of Arthur Andersen LLP

     99.1        Audited Consolidated Financial Statements of Spieker
                 Properties, Inc. as of December 31, 2000 and 1999 and for the
                 years ended December 31, 2000, 1999 and 1998 (pages 54 to 82 of
                 Spieker's 2000 Annual Report, as amended, on Form
                 10-K/A, File No., 001-12528, as filed with the SEC on June 6,
                 2001)

     99.2        Unaudited Condensed Consolidated Financial Statements of
                 Spieker Properties, Inc. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (pages 3 to 14 of
                 Spieker's Form 10-Q for the quarter ended March 31, 2001, File
                 No. 001-12528, as filed with the SEC on May 15, 2001)

     99.3        Cautionary Statements for Purposes of the "Safe Harbor"
                 Provisions of the Private Securities Litigation Reform Act of
                 1995

     99.4 Exhibit A to Maryland Articles of Merger filed by Equity Office on July 2, 2001 with the Maryland State Department of
                 Assessments and Taxation setting forth amendments to Equity
                 Office's Declaration of Trust effected as part of the merger of Spieker with and into Equity Office

     99.5        Articles Supplementary Designating Equity Office Series D
                 Cumulative Redeemable Preferred Shares

     99.6        Articles Supplementary Designating Equity Office Series E
                 Cumulative Redeemable Preferred Shares

     99.7        Articles Supplementary Designating Equity Office Series F
                 Cumulative Redeemable Preferred Shares

     99.8        Third Amended and Restated Agreement of Limited Partnership of
                 EOP Partnership

     99.9 Credit Agreement for $1,000,000,000 Term Loan Facility, dated as of June 11, 2001, by and among EOP Operating Limited
                 Partnership and the Banks listed therein

     99.10       The Chase Manhattan Bank $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.11       Bank of America, N.A. $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.12       Citicorp Real Estate, Inc. $271,666,666.67 Note Under the
                 Credit Agreement for $1,000,000,000 Term Loan Facility

     99.13       Dresdner Bank AG, New York and Grand Cayman Branches
                 $75,000,000 Note Under the Credit Agreement for $1,000,000,000
                 Term Loan Facility

     99.14       Bankers Trust Company $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.15       PNC Bank, National Association $271,666,666.67 Note Under the
                 Credit Agreement for $1,000,000,000 Term Loan Facility

     99.16       Guaranty of Payment dated as of June 11, 2001, between Equity
                 Office and Bank of America, N.A.

    99.17.1      Indenture, dated as of December 6, 1995, among Spieker and
                 State Street Bank and Trust, as Trustee

    99.17.2 First Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.3 Second Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.4      $50,000,000 6.80% Note due December 15, 2001

    99.17.5 Third Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.6      $110,000,000 6.95% Note due December 15, 2002

    99.17.7 Fourth Supplemental Indenture, dated as of January 24, 1996, among Spieker, Spieker Partnership and State Street

    99.17.8      $100,000,000 6.90% Note due January 15, 2004

    99.17.9      Fifth Supplemental Indenture, dated as of June 20, 1996, among
                 Spieker, Spieker Partnership and State Street

    99.17.10 $100,000,000 Medium-Term Notes due nine months or more from July 19, 1996

    99.17.11 $50,000,000 Medium-Term Notes due nine months or more from July 22, 1996

    99.17.12 Sixth Supplemental Indenture, dated as of December 10, 1996, among Spieker, Spieker Partnership and State Street

    99.17.13     $100,000,000 7.125% Note due December 1, 2006

    99.17.14 Seventh Supplemental Indenture, dated as of December 10, 1996, among Spieker, Spieker Partnership and State Street

    99.17.15     $25,000,000 7.875% Note due December 1, 2016

    99.17.16     Eighth Supplemental Indenture, dated as of July 14, 1997, among
                 Spieker, Spieker Partnership and State Street

    99.17.17     $150,000,000 7.125% Note due July 1, 2009

    99.17.18 Ninth Supplemental Indenture, dated as of September 29, 1997, among Spieker, Spieker Partnership, First Trust of California,
                 National Association and State Street

    99.17.19     $150,000,000 7.50% Debenture due October 1, 2027

    99.17.20 Tenth Supplemental Indenture, dated as of December 8, 1997, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

    99.17.21     $200,000,000 7.35% Debenture due December 1, 2017

    99.17.22 Eleventh Supplemental Indenture, dated as of January 27, 1998, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

    99.17.23     $150,000,000 6.75% Note due January 15, 2008

    99.17.24 Twelfth Supplemental Indenture, dated as of February 2, 1998, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

    99.17.25     $125,000,000 6.875% Note due February 1, 2005

    99.17.26     Thirteenth Supplemental Indenture, dated as of February 2,
                 1998, among

                 Spieker, Spieker Partnership and First Trust of California,
                 National Association

    99.17.27     $1,500,000 7.0% Note due February 1, 2005

    99.17.28 Fourteenth Supplemental Indenture, dated as of April 29, 1998, among Spieker, Spieker Partnership and U.S. Bank Trust National
                 Association

    99.17.29     $25,000,000 6.88% Note due April 30, 2007

    99.17.30 Fifteenth Supplemental Indenture, dated as of May 11, 1999, among Spieker, Spieker Partnership and U.S. Bank Trust National
                 Association

    99.17.31     $200,000,000 6.8% Note due May 1, 2004

    99.17.32     $200,000,000 7.25% Note due May 1, 2009

    99.17.33     Sixteenth Supplemental Indenture, dated as of December 11,
                 2000, among Spieker, Spieker Partnership and U.S. Bank Trust
                 National Association

    99.17.34     $200,000,000 7.65% Note due December 15, 2010

    99.17.35 Seventeenth Supplemental Indenture relating to the substitution of Equity Office and EOP Partnership as successor entities for Spieker and Spieker Partnership, respectively

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EQUITY OFFICE PROPERTIES TRUST



                                  By: /s/ STANLEY M. STEVENS
                                      ---------------------------------------
                                      Stanley M. Stevens
                                      Executive Vice President, Chief Legal
                                        Counsel and Secretary


Date:  July 3, 2001

                                  EXHIBIT INDEX


  EXHIBIT NO.                            EXHIBIT DESCRIPTION                            PAGE NO.
  -----------                            -------------------                            --------

      2.1 Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among Equity Office, EOP Partnership, Spieker and Spieker Partnership (incorporated by reference to Annex A to the joint proxy statement/prospectus included in Equity
                 Office's Registration Statement on Form S-4, as amended, File
                 No. 333-57526, as filed with the SEC on June 6, 2001)

     23.1        Consent of Arthur Andersen LLP

     99.1        Audited Consolidated Financial Statements of Spieker
                 Properties, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 (pages 54 to 82 of
                 Spieker's 2000 Annual Report, as amended, on Form 10-K/A, File
                 No., 001-12528, as filed with the SEC on June 6, 2001)

     99.2        Unaudited Condensed Consolidated Financial Statements of
                 Spieker Properties, Inc. as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 (pages 3 to 14 of
                 Spieker's Form 10-Q for the quarter ended March 31, 2001, File
                 No. 001-12528, as filed with the SEC on May 15, 2001)

     99.3        Cautionary Statements for Purposes of the "Safe Harbor"
                 Provisions of the Private Securities Litigation Reform Act of
                 1995

     99.4 Exhibit A to Maryland Articles of Merger filed by Equity Office on July 2, 2001 with the Maryland State Department of
                 Assessments and Taxation setting forth amendments to Equity
                 Office's Declaration of Trust effected as part of the merger of Spieker with and into Equity Office

     99.5        Articles Supplementary Designating Equity Office Series D
                 Cumulative Redeemable Preferred Shares

     99.6        Articles Supplementary Designating Equity Office Series E
                 Cumulative Redeemable Preferred Shares

     99.7        Articles Supplementary Designating Equity Office Series F
                 Cumulative Redeemable Preferred Shares

     99.8        Third Amended and Restated Agreement of Limited Partnership of
                 EOP Partnership
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     99.9        Credit Agreement for $1,000,000,000 Term Loan Facility, dated as of June 11, 2001, by and among EOP Operating Limited
                 Partnership and the Banks listed therein

     99.10       The Chase Manhattan Bank $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.11       Bank of America, N.A. $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.12       Citicorp Real Estate, Inc. $271,666,666.67 Note Under the
                 Credit Agreement for $1,000,000,000 Term Loan Facility

     99.13       Dresdner Bank AG, New York and Grand Cayman Branches
                 $75,000,000 Note Under the Credit Agreement for
                 $1,000,000,000 Term Loan Facility

     99.14       Bankers Trust Company $271,666,666.67 Note Under the Credit
                 Agreement for $1,000,000,000 Term Loan Facility

     99.15       PNC Bank, National Association $271,666,666.67 Note Under the
                 Credit Agreement for $1,000,000,000 Term Loan Facility

     99.16       Guaranty of Payment dated as of June 11, 2001, between Equity
                 Office and Bank of America, N.A.

    99.17.1      Indenture, dated as of December 6, 1995, among Spieker and
                 State Street Bank and Trust, as Trustee

    99.17.2 First Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.3 Second Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.4      $50,000,000 6.80% Note due December 15, 2001

    99.17.5 Third Supplemental Indenture, dated as of December 11, 1995, among Spieker, Spieker Partnership and State Street

    99.17.6      $110,000,000 6.95% Note due December 15, 2002

    99.17.7 Fourth Supplemental Indenture, dated as of January 24, 1996, among Spieker, Spieker Partnership and State Street

    99.17.8      $100,000,000 6.90% Note due January 15, 2004

    99.17.9      Fifth Supplemental Indenture, dated as of June 20, 1996, among
                 Spieker, Spieker Partnership and State Street

   99.17.10 $100,000,000 Medium-Term Notes due nine months or more from July 19, 1996

   99.17.11      $50,000,000 Medium-Term Notes due nine months or more from
                 July
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

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                 22, 1996

   99.17.12 Sixth Supplemental Indenture, dated as of December 10, 1996, among Spieker, Spieker Partnership and State Street

   99.17.13      $100,000,000 7.125% Note due December 1, 2006

   99.17.14 Seventh Supplemental Indenture, dated as of December 10, 1996, among Spieker, Spieker Partnership and State Street

   99.17.15      $25,000,000 7.875% Note due December 1, 2016

   99.17.16      Eighth Supplemental Indenture, dated as of July 14, 1997, among
                 Spieker, Spieker Partnership and State Street

   99.17.17      $150,000,000 7.125% Note due July 1, 2009

   99.17.18 Ninth Supplemental Indenture, dated as of September 29, 1997, among Spieker, Spieker Partnership, First Trust of California,
                 National Association and State Street

   99.17.19      $150,000,000 7.50% Debenture due October 1, 2027

   99.17.20 Tenth Supplemental Indenture, dated as of December 8, 1997, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

   99.17.21      $200,000,000 7.35% Debenture due December 1, 2017

   99.17.22 Eleventh Supplemental Indenture, dated as of January 27, 1998, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

   99.17.23      $150,000,000 6.75% Note due January 15, 2008

   99.17.24 Twelfth Supplemental Indenture, dated as of February 2, 1998, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

   99.12.25      $125,000,000 6.875% Note due February 1, 2005
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


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   99.17.26      Thirteenth Supplemental Indenture, dated as of February 2,
                 1998, among Spieker, Spieker Partnership and First Trust of
                 California, National Association

   99.17.27      $1,500,000 7.0% Note due February 1, 2005

   99.17.28 Fourteenth Supplemental Indenture, dated as of April 29, 1998, among Spieker, Spieker Partnership and U.S. Bank Trust National
                 Association

   99.17.29      $25,000,000 6.88% Note due April 30, 2007

   99.17.30 Fifteenth Supplemental Indenture, dated as of May 11, 1999, among Spieker, Spieker Partnership and U.S. Bank Trust
                 National Association

   99.17.31      $200,000,000 6.8% Note due May 1, 2004

   99.17.32      $200,000,000 7.25% Note due May 1, 2009

   99.17.33      Sixteenth Supplemental Indenture, dated as of December 11,
                 2000, among Spieker, Spieker Partnership and U.S. Bank Trust
                 National Association

   99.17.34      $200,000,000 7.65% Note due December 15, 2010

   99.17.35 Seventeenth Supplemental Indenture relating to the substitution of Equity Office and EOP Partnership as successor entities for Spieker and Spieker Partnership, respectively

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